EXHIBIT 10.1

DEX MEDIA, INC.
DEFERRED COMPENSATION PLAN

Effective as of May 17, 2005

ARTICLE I
PURPOSE

Dex Media, Inc. (the “Company”) hereby establishes the Dex Media, Inc. Deferred Compensation Plan (the “Plan”) effective as of May 17, 2005. This document sets forth the provisions, which, together with the Appendices hereto and the materials, if any, incorporated by reference herein or in any of the Appendices, constitute the Plan. The purpose of the Plan is to provide a means for non-employee directors and employees who have been selected by the Committee (defined below) to defer compensation to future years.

ARTICLE II
DEFINITIONS

Whenever the following terms are used herein, with the first letter capitalized, they shall have the meanings specified below:

2.1	Account

          Account means the bookkeeping account maintained by the Company for each Participant to which are credited Deferred Compensation and the gains, losses and earnings on such Deferred Compensation as determined in accordance with Article VI. As of any Valuation Date, a Participant’s benefit under the Plan shall be equal to the amount credited to the Participant’s Account as of such date.

2.2	Beneficiary

          Beneficiary means the person or persons designated by the Participant in accordance with Section 10.6.

2.3	Board of Directors

          Board of Directors means the Board of Directors of Dex Media, Inc.

2.4	Change of Control

          Change of Control means one or more of the following:

(a)	A change in the ownership of the Company. A change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as determined under Subsection (d), a “Group”), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any one person or a Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company (within the meaning of Subsection (b), below)). An increase in the percentage of stock owned by any one person, or a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section. This Subsection (a) applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction (see Subsection (c) for rules regarding the transfer of assets of the Company).

(b)	A change in the effective control of the Company.

(1)	Notwithstanding that the Company has not undergone a change in ownership, as described in Subsection (a), above, a change in the effective control of the Company occurs on the date that either:

(A)	Any one person, or a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or

(B)	A majority of members of the Board of Directors is replaced during any twelve- (12-) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election, provided that for purposes of this paragraph (B), the term Company refers solely to (i) the corporation for whom a Participant is performing services at the time of the Change in Control event, (ii) the corporation that is liable for the payment of the Deferred Compensation (or all corporations liable for the payment if more than one corporation is liable) to Participants, or (iii) a corporation that is a majority shareholder of a corporation identified in paragraph (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in paragraph (i) or (ii).

In the absence of an event described in paragraph (A) or (B), a change in the effective control of the Company will not have occurred.

(2)	Acquisition of additional control. If any one person, or a Group, is considered to effectively control the Company (within the meaning of this Subsection (b)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of Subsection (a)).

(c)	A change in the ownership of a substantial portion of the Company’s assets.

(1)	A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or a Group, acquires (or has acquired during the twelve- (12-) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total “gross fair market value” equal to or more than forty percent (40%) of the total “gross fair market value” of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(2)	Notwithstanding paragraph (1), there is no Change in Control event under this Subsection (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this paragraph (2). A transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred to:

(A)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)	An entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C)	A person, or a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or

(D)	An entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (C).

For purposes of this paragraph (2) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.

(d)	Persons acting as a Group. For purposes of the definition of “Change of Control,” persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a Group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the corporation. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

2.5	Code

Code means the Internal Revenue Code of 1986, as amended from time to time.

2.6	Committee

          Committee means the Compensation Committee of the Board of Directors or its duly authorized delegate. References herein to the Committee shall be deemed to include its delegate, if any.

2.7	Company

          Company means Dex Media, Inc. and any of its wholly-owned subsidiaries, except that for purposes of the definition of “Change of Control,” Company shall mean solely Dex Media, Inc.

2.8	Deferral Period

          Deferral Period means the period of time for which a Participant elects to defer receipt of Deferred Compensation as designated by the Participant’s Deferred Compensation Agreement.

2.9	Deferred Compensation

          Deferred Compensation means that amount of Eligible Compensation which has been deferred by a Participant and which has been credited to the Participant’s Account.

2.10	Deferred Compensation Agreement

          Deferred Compensation Agreement means the agreement (regardless of how it may be titled) which may be in writing, electronic or telephonic, or such other method as prescribed by the Committee, and signed or otherwise authorized by a Participant pursuant to which the Participant elects the amount of the Participant’s Eligible Compensation to be deferred into the Participant’s Account under the Plan, and the form of payment for such amounts, the Deferral Period and the deemed investment(s). The terms and elections made by a Participant in any Deferred Compensation Agreement shall be irrevocable and shall not be changed, except to the extent otherwise permitted by the Plan or by Section 409A.

2.11	Disabled

          Disabled means “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.

2.12	Effective Date

          Effective Date means (except as otherwise set forth herein), for the Plan, May 17, 2005. The Effective Date of any amendment or restatement shall be the effective date specified in the amendment or restatement, or in the resolution or minutes of action adopting the amendment or restatement.

2.13	Eligible Compensation

          Eligible Compensation means, before any reduction pursuant to the Plan,

(a)	for each Participant who is an Eligible Employee, (1) any base salary payable; (2) any bonus payable pursuant to the Company’s annual incentive plan; or (3) any other component of a Participant’s compensation, the payment of which the Committee has approved to be deferred, and

(b)	for each Participant who is a Eligible Director, all retainer, meeting, committee and chair fees payable in cash for services on the Board of Directors.

2.14	Eligible Director

          Eligible Director means any member of the Board of Directors who is not (a) an employee of the Company or (b) an employee of any entity that owns, directly or indirectly, at least fifteen percent (15%) of the Company.

2.15	Eligible Employee

          Eligible Employee means any person employed by the Company who has been selected by the Committee, in its sole discretion, to participate in the Plan.

2.16	ERISA

          ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.17	Insolvent

          Insolvent means that the Company has become subject to a pending voluntary or involuntary proceeding under the United States Bankruptcy Code (and, if such proceeding is involuntary and is contested by the Company, such proceeding has not been dismissed within 90 days of the filing thereof) or has become unable to pay its debts as they mature.

2.18	Investments

          Investments mean the investment options that are made available as the mechanism by which to credit hypothetical earnings on Deferred Compensation credited to each Participant’s Account under the Plan.

2.19	Investment Direction

          Investment Direction means the choice of Investments made upon the Participant’s election to defer compensation or at such other time pursuant to Section 6.3.

2.20	Participant

          Participant means (a) each Eligible Director and (b) each Eligible Employee who elects to defer Eligible Compensation under the Plan in any Plan Year.

2.21	Plan

          Plan means the Dex Media, Inc. Deferred Compensation Plan, as set forth herein and as it may be amended from time to time.

2.22	Plan Year

          Plan Year means the twelve- (12-) consecutive month period beginning January 1 and ending on the subsequent December 31 of each year.

2.23	Section 409A

          Section 409A means Section 409A of the Code and any Treasury regulations and other guidance issued thereunder.

2.24	Separation From Service

(a)	Except as provided in Subsection (b) below, Separation From Service means “separation from service” as such term shall be interpreted for purposes of Section 409A(a)(2)(a)(i) of the Code by the Secretary of the U.S. Department of the Treasury.

(b)	In the case of any Participant who is a “key employee” within the meaning of Section 416(i) of the Code (without regard to paragraph (5) thereof), Separation From Service means the date which is six (6) months after the date determined in accordance with Subsection (a) (or, if earlier, the date of death of the Participant).

2.25	Termination Date

          Termination Date means the earlier of (a) the date on which a Participant has a Separation From Service, (b) the date of the Participant’s death, or (c) the date on which the Participant becomes Disabled.

2.26	Unforeseeable Emergency

          Unforeseeable Emergency means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

2.27	Valuation Date

          Valuation Date means each business day of each calendar month.

ARTICLE III
ADMINISTRATION

3.1	Plan Administration

          The Plan shall be administered by the Committee which, subject to the provisions of the Plan, is specifically given the discretionary authority and such powers as are necessary for the proper administration of the Plan, including, but not limited to, the following:

(a)	approve the employees who are to participate in the Plan;

(b)	to have the authority and discretion to interpret the Plan and other documents, to decide questions and disputes, to supply omissions, and to resolve inconsistencies and ambiguities arising under the Plan and other documents, which interpretations and decisions shall be final and binding on all Participants and beneficiaries;

(c)	make any other determinations that it believes necessary or advisable for the administration of the Plan;

(d)	establish rules, regulations and forms of agreements and other instruments relating to the administration of the Plan not inconsistent with the Plan;

(e)	to maintain any records necessary in connection with the operation of the Plan;

(f)	to retain counsel, employ agents, and provide for such clerical, accounting, actuarial, and consulting services as it deems necessary or desirable to assist it in the administration of the Plan;

(g)	to retain the right, authority, and discretion to make benefit payments and predetermination of benefit decisions upon claims and appeal to the extent it has the authority to make such claim and appeal determinations under Article IX; and

(h)	to otherwise administer the Plan in accordance with its terms.

          In its absolute discretion, the Committee may delegate all or any part of its authority hereunder and other administrative duties of the Committee to an employee or a committee composed of employees of the Company and/or members of the Board of Directors and all reference to the Committee in the Plan shall be deemed to include any such delegate to the extent authorized by such delegation. Decisions and determinations made by the Committee or an employee or committee of employees acting within the scope of authority delegated by the Committee shall be final and binding upon all persons. No determination of the Committee in one case shall create a bias or retroactive adjustment in any other case.

          At all times, the Plan shall be administered in a manner that is intended to comply with all applicable laws including, without limitation, the American Jobs Creation Act of 2004 and Section 409A.

3.2	Costs of Administration

          The costs of administering the Plan shall be borne by the Company unless and until the Participant receives written notice of the imposition of such administrative costs, with such costs to begin with the next Plan Year and no costs may be assessed retroactively for prior Plan Years. Such costs shall be charged against the Participant’s Account and shall be uniform for all Plan Participants.

3.3	Indemnification of Committee

          The Company shall indemnify the members of the Committee against any and all claims, losses, damages, costs and expenses, including attorney’s fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

ARTICLE IV
ELIGIBILITY AND PARTICIPATION

4.1	Eligibility to Participate

          Participation in the Plan shall be limited to (a) as of May 17, 2005, Eligible Directors and (b) as of June 1, 2005, Eligible Employees.

4.2	Participation

          Participation in the Plan is voluntary. Prior to the commencement of any Plan Year, the Committee shall notify each Eligible Employee and Eligible Director of his or her prospective eligibility to participate in the Plan for such Plan Year. An Eligible Employee or an Eligible Director, as the case may be, shall become a Participant effective as of the date the Committee determines, which date shall be on or after the date his or her initial Deferred Compensation Agreement becomes effective.

          Subject to the provisions of Section 4.3, a Participant shall remain eligible to continue participation in the Plan for each Plan Year following the Participant’s initial year of participation in the Plan; provided, however, that if such Participant would not be an Eligible Employee or an Eligible Director, as the case may be, with respect to such succeeding Plan Year, then such Participant shall remain eligible only to continue the deferral of prior Deferred Compensation pursuant to such Participant’s prior Deferred Compensation Agreement for periods in which such Participant was an Eligible Employee or an Eligible Director, as the case may be, as and to the extent permitted under the Plan and under Section 409A, but shall not be eligible (unless the Committee otherwise determines) to make or have made contributions of Deferred Compensation into the Plan for such Plan Year and any subsequent Plan Year.

4.3	Cessation of Active Participation

          Notwithstanding any Plan provision to the contrary, no Participant shall have any right or entitlement to continue as a Participant except as, to the extent and for the purposes specifically provided in the Plan or determined from time to time by the Committee in the administration of the Plan. Subject to any limitations that might be imposed under Section 409A, the Committee shall be specifically empowered to terminate the Participant status of any Eligible Employee or any Eligible Director if the Committee determines, in its sole and absolute discretion, that such termination is necessary, appropriate or desirable, including without limitation, any such termination premised on the Committee’s determination or belief that continuation of such Participant status is, would or might be contrary to or inconsistent with the terms of the Plan or of applicable law, or that such continuation does, could or might jeopardize the Plan’s classification as a “top hat” pension benefit plan (within the meaning of Section 10.2) or does, could or might endanger the benefits available under or through the Plan to other Participants. Accordingly, an individual who has become a Participant in the Plan shall cease to be a Participant hereunder effective as of any date designated by the Committee. Any such Committee action shall be communicated to such Participant prior to the effective date of such action. Notwithstanding the foregoing, the Committee shall not require that any distributions of Accounts be made in connection with such action, except to the extent that such distributions may be permitted by Section 409A.

ARTICLE V
VESTING

          A Participant shall be 100% vested in the Participant’s Account, including all Deferred Compensation and any gains, losses or earnings thereon, at all times.

ARTICLE VI
DEFERRAL OF COMPENSATION; INVESTMENT DIRECTION

6.1	Election to Defer

          Each Participant receiving Eligible Compensation may make an irrevocable election to defer receipt of all or any part of payment of such compensation. Accordingly, each Participant shall, within the period specified in Section 6.2, below, notify the Company in writing, telephonically, or electronically of an election to defer the receipt of all or any payment of eligible compensation. An election shall apply only to Eligible Compensation earned during the Plan Year specified in the election. Such election shall be included in the Participant’s Deferred Compensation Agreement. Each such Deferred Compensation Agreement shall state:

(a)	the percentage (in whole percentages) of the Eligible Compensation to be deferred (the “Deferred Compensation”);

(b)	the date on which, or the event following which, payment is to commence;

(c)	the Investment Direction for the Deferred Compensation, as described in Section 6.3; and

(d)	the number of years and schedule elected for payment following the Participant’s Termination Date.

          Each Participant must complete a new Deferred Compensation Agreement prior to the beginning of each Plan Year, and no elections described therein shall continue to be effective for any subsequent Plan Year, except to the extent as may be permitted by Section 409A. A Participant may not prospectively discontinue or reduce the amount of Compensation being deferred pursuant to a Deferred Compensation Agreement, except to the extent as may be permitted under Section 409A. Under no circumstances may a Participant’s Deferred Compensation Agreement be made, modified or revoked retroactively.

6.2	Time of Notice of Election to Defer

(a)	Initial Deferral Election

(1)	A Participant shall make a written, telephonic or electronic notice of election to defer all or any part of Eligible Compensation no later than the last day of the Plan Year preceding the Plan Year in which the Participant will be performing services generating the Eligible Compensation or at such other time as provided in Treasury regulations.

(2)	In the first year of Plan participation, a Participant may make a deferral election within thirty (30) days after the date the Participant first becomes eligible under the Plan.

(3)	With respect to “performance-based compensation,” which is based on services performed over a period of at least twelve (12) months, a Participant’s initial deferral election may be made no later than six (6) months before the end of the performance period for which such performance-based compensation is paid. The time and form of distribution must be specified at the time of the initial deferral.

Until additional Treasury guidance is issued, this rule shall apply to “bonus compensation” where (A) the payment or amount of the compensation is contingent upon the satisfaction of organizational or individual performance criteria (including subjective criteria in certain circumstances), and (B) the performance criteria are not substantially certain to be satisfied at the time of election.

(b)	Subsequent Deferral Election. A Participant may make a subsequent election to delay payment or change the form of payment. However, if a Participant makes such an election, the election shall not take effect until at least twelve (12) months after the date of the election. In addition, except in the case of elections relating to distributions on death, becoming Disabled or on account of an Unforeseeable Emergency, the first payment with respect to which the subsequent election has been made shall be deferred for at least five (5) years from the date payment would otherwise have been made under the initial election. Any subsequent election related to a distribution scheduled to be made at a specified time may not be made less than 12 months prior to the date of the first scheduled payment.

6.3	Investment Direction

          A Participant’s Account shall be credited with gains, losses and earnings based on hypothetical Investment Directions made by the Participant, in accordance with investment deferral crediting options and procedures adopted by the Committee from time to time. The Company specifically retains the right in its sole discretion to change the investment deferral crediting options and procedures.

          Unless otherwise permitted by the Committee, a Participant may change such hypothetical Investment Directions at any time and from time to time.

          By electing to defer any amount pursuant to the Plan, each Participant shall thereby acknowledge and agree that the Company is not and shall not be required to make any investment in connection with the Plan nor is it required to follow the Participant’s hypothetical Investment Directions in any actual investment it may make or acquire in connection with the Plan or in determining the amount of any actual or contingent liability or obligation of the Company thereunder or relating thereto. Any amounts credited to a Participant’s Account with respect to which the Participant does not provide investment direction shall be deemed invested in Vanguard’s Retirement Savings Trust.

          A Participant’s Account shall be adjusted as of each Valuation Date to reflect investment gains, losses and earnings.

ARTICLE VII
ACCOUNTS

7.1	Establishment of Bookkeeping Accounts

          The Company shall establish a separate bookkeeping account for each Participant and from time to time shall enter therein the name of each Participant and the amount to be credited to the Participant’s Account. Within each Participant’s bookkeeping Account, separate subaccounts shall be maintained to the extent the Committee determines it to be necessary or desirable for the administration of the Plan. Each Participant’s Account shall be credited with the Participant’s Deferred Compensation and credited (or charged, as the case may be) with the hypothetical investment results determined pursuant to Section 6.3.

7.2	Hypothetical Nature of Accounts

          The Account established under this Article shall be hypothetical in nature and shall be maintained for bookkeeping purposes only so that gains, losses and earnings relating to the hypothetical investment of each Participant’s Deferred Compensation can be credited (or charged, as the case may be). Neither the Plan nor any of the Accounts (or subaccounts) established hereunder shall hold any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company and no Participant, former Participant or Beneficiary shall have an interest in, or a lien or prior claim upon, any property of the Company by reason of any rights of such party, or obligations owed to such party, under the Plan. Any liability of the Company to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan and no subsidiary of the Company shall have any obligations or liability to any such person, nor shall any such person have any claim whatsoever against any subsidiary, by reason of any Account of such person or amount or obligation owed to such person under the Plan. None of the following shall be deemed to be a trustee of any amounts to be paid under the Plan: the Company, any subsidiary, the Board of Directors, the individual directors of the Board of Directors, the Committee and any other person. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship, between the Company or any of its subsidiaries and a Participant or any other person.

7.3	Statements

          The Committee may cause to be delivered at least quarterly to each Participant a statement of the Participant’s account setting forth the hypothetical Account balance as of a stated date, deferrals made since the date of the prior statement, and investment activity since the date of the prior statement.

ARTICLE VIII
DISTRIBUTIONS

8.1	Limitations on Distributions.

          In no event shall a Participant’s Account be distributed earlier than (a) the Participant’s Separation From Service, (b) the date the Participant becomes Disabled, (c) the date of the Participant’s death, (d) the time (or pursuant to a fixed schedule) specified at the date of the deferral of such Eligible Compensation, (e) Change of Control, or (f) upon the occurrence of an Unforeseeable Emergency.

8.2	Timing of Distribution.

          Subject to Section 8.1 and Section 409A, the payment of Deferred Compensation and all accretions thereto credited to a Participant’s Account shall be made at such time as specified in the Participant’s Deferred Compensation Agreement related to such amounts. If a Participant’s Deferred Compensation Agreement does not specify the time at which the payment of Deferred Compensation and all accretions thereto credited to the Participant’s Account, to which such Agreement relates, are to be made, such amounts shall be distributed to the Participant as soon as administratively practicable upon the earlier of: (a) the Participant’s Separation From Service, (b) the date the Participant becomes Disabled, (c) the date of the Participant’s death, or (d) the date upon which occurs a Change of Control.

8.3	Form of Distribution.

          A Participant’s Deferred Compensation and all accretions thereto credited a Participant’s Account shall be paid in such form as specified in the Participant’s Deferred Compensation Agreement, which is related to such amounts. All forms of distribution shall be paid in cash. A Participant may elect to receive this Deferred Compensation and all accretions thereto in (a) a single lump sum payment or (b) in installments to be paid over a number of years, not to exceed ten (10) years, as selected by the Participant, the first payment being made in the month after the event or date elected in the Participant’s Deferred Compensation Agreement. If the Participant’s Deferred Compensation Agreement does not specify the form of distribution to be applied to the amounts related to such Agreement, such amounts shall be paid in a single lump sum payment.

8.4	Changes in Time and Form of Distribution.

          A Participant may make a subsequent election to change the timing of the payment of the Participant’s Account to (i) delay such payment or (ii) change in the form of payment of amounts from the Participant’s Account; provided that:

(a)	any such election does not take effect until at least twelve (12) months after the date on which the election to change is made, and

(b)	with respect to any such election related to a payment (1) on account of the Participant’s Separation From Service or (2) on account of a Change of Control, or (3) to be made at a specified time (or pursuant to a fixed schedule) specified under the Plan at the date of the deferral of such Eligible Compensation, the first payment of amounts that are subject to such revised election shall be deferred for a period of not less than five (5) years from the date on which such payment would otherwise have been made had not the revised election been made, and

(c)	with respect to a payment to be made at a specified time (or pursuant to a fixed schedule) specified under the Plan at the date of the deferral of such Eligible Compensation, any such election may not be made less than twelve (12) months prior to the date of the first scheduled payment.

8.5	Small Accounts.

          Notwithstanding the foregoing, in the event that the balance of a Participant’s Account is less than $10,000 on the date distribution is scheduled to begin (or such other de minimis amount as may be established under Section 409A), such balance shall automatically be paid in a single lump sum cash payment, notwithstanding any elections on the Participant’s Deferred Compensation Agreements to the contrary.

8.6	Unforeseeable Emergency.

          If the Committee determines that a Participant has had an Unforeseeable Emergency, the Committee, in its sole discretion, may cause a distribution from the Participant’s Account to occur or may cause a revision to the Participant’s schedule of payments to the extent necessary to alleviate the financial hardship created by the Unforeseeable Emergency. However, such payment from the Participant’s Account may be made only if, as determined under Treasury regulations, the amounts distributed with respect to an emergency do not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). A Participant shall provide such information as the Committee may reasonably require for it to determine whether the Participant has had an Unforeseeable Emergency.

ARTICLE IX
CLAIMS PROCEDURES

9.1	Claim for Plan Benefit.

          A Participant or the Beneficiary or the duly authorized representative of either (a “claimant”) may file a claim for a benefit under the Plan to which the claimant believes that he is entitled. Such a claim must be in writing and delivered to the Committee by certified mail. Within ninety (90) days after receipt of a claim, the Committee shall send to the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may such an extension exceed ninety (90) days from the end of the initial ninety- (90-) day period. If such extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial ninety- (90-) day period. The Committee shall have full discretion to deny or grant a claim in whole or in part. If notice of the denial of a claim is not furnished in accordance with this Section, the claimant shall be permitted to exercise the claimant’s right to review pursuant to Section 9.3.

9.2	Notice of Denied Claims.

          If a claim for benefits made pursuant to Section 9.1 is denied, the Committee shall provide to the claimant written notice setting forth in a manner calculated to be understood by the claimant:

(a)	the specific reason or reasons for the denial;

(b)	the specific reference to pertinent Plan provisions upon which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and

(c)	an explanation of the claim review procedure.

9.3	Appeals of Claim Denials.

          Within sixty (60) days after receipt by the claimant of written notification pursuant to Section 9.2 of the denial in whole or in part of a timely made claim pursuant to Section 9.1, the claimant, upon written application to the Committee in person or by certified mail, postage prepaid, may request a review of such denial, may review pertinent documents, and may submit issues and comments in writing.

9.4	Decisions of Appeals.

          Upon receipt of the request for review, the Committee shall review the claim and denial and shall communicate its decision to the claimant. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based. The decision on review shall be made not later than sixty (60) days after the Committee’s receipt of a request for review, which has been made in accordance with Section 9.3, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than one hundred twenty (120) days after the Committee’s receipt of such request for review. If such extension is necessary, the claimant shall be given written notice of the extension prior to the expiration of the initial sixty- (60-) day period.

ARTICLE X
GENERAL PROVISIONS

10.1	Funding.

          The Plan is unfunded. All benefits will be paid from the general assets of the Company.

10.2	“Top Hat” Pension Benefit Plan.

          The Plan is an “employee pension benefit plan” within the meaning of ERISA. However, the Plan is unfunded and maintained for a select group of management or highly compensated employees and certain select directors of the Company and its subsidiaries and, therefore, it is intended that the Plan will be exempt from Parts 2, 3 and 4 of Title I of ERISA. The Plan is not intended to qualify under Section 401(a) of the Code.

10.3	Assignment.

          No Participant’s interest in any Account is assignable, either by voluntary or involuntary assignment or by operation of law. No part of any Account may be paid over, loaned, sold, assigned, transferred, discounted, pledged as collateral for a loan, or in any other way encumbered until the end of the Deferral Period with respect to such Deferred Compensation.

10.4	Unclaimed Benefits.

          In the case of an amount payable pursuant to the Plan on behalf of a Participant, if the Committee is unable to locate the Participant or Beneficiary to whom such amount is payable, such amount may be forfeited to the Company, upon the Committee’s determination, and subject to applicable escheat and similar laws. Notwithstanding the foregoing, if subsequent to any such forfeiture that is received and retained by the Company, the Participant or Beneficiary to whom such amount is payable makes a valid claim for such amount, such forfeited amount shall be paid by the Company or restored to the Plan by the Company.

10.5	Unsegregated Funds; Unsecured General Creditor Status Of Participant.

(a)	The Company shall be under no obligation to segregate deferred funds during the Deferral Period and an election to defer Compensation hereunder shall constitute an acknowledgment and agreement by the Participant that such unsegregated funds belong absolutely and unconditionally to the Company and are subject to the claims of the Company’s general creditors during the Deferral Period. Nothing herein contained shall be construed as creating any trust, expressed or implied, for the benefit of any Participant.

(b)	The payments to a Participant, the Participant’s Beneficiary or any other distributee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have nor acquire any interest in any such assets by virtue of the provisions of the Plan. The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant, Beneficiary or other distributee acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.

(c)	Notwithstanding Subsection (a) hereof, to meet its obligations under the Plan, the Company may (but shall not be obligated to) establish a trust or trusts, or such other funding devices as the Committee shall deem appropriate, advisable or desirable, which may take the form of grantor trusts, may be revocable or irrevocable, and may have independent trustees (such trusts or other funding devices collectively “Trusts”). If any such Trusts are established, then so long as they are maintained, the assets of such Trusts will be used only to pay benefits and administrative expenses of the Plan; provided, however, that the assets of such Trusts will be subject to the claims of creditors of the Company in the event the Company becomes Insolvent. To the extent that the assets of such Trusts are insufficient to pay benefits due under the Plan, such benefits shall be paid by the Company from its general assets, which assets shall, at all times, remain subject to the claims of the Company’s creditors. Neither Participants, their Beneficiaries nor their legal representatives shall have any right, actual or beneficial, other than the right of an unsecured general creditor, against the Company or against any of such Trusts in respect of any portion of a Participant’s Account. The Company has no obligation to make or to continue to make any contributions to any Trusts that may be established in connection with the Plan and any such contributions, if made, shall be made (and may be discontinued) in the sole discretion of the Company. Notwithstanding the foregoing, the establishment of any Trusts pursuant to this Section shall be subject to the requirements of Section 409A.

10.6	Designation of Beneficiary.

          Subject to applicable law, each Participant shall have the right to designate one or more Beneficiaries to receive payment of the Participant’s Account in the event of the Participant’s death before the Participant’s Account has been fully distributed to the Participant. A Participant shall designate one or more Beneficiaries by executing the beneficiary designation form prescribed from time to time by the Committee and filing the same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section. If no such designation is on file with the Committee at the time of the death of the Participant or if such designation is not effective for any reason, as determined by the Committee, then the designated Beneficiary or Beneficiaries to receive such benefit shall be the Participant’s surviving spouse, if any, or, if none, the Participant’s executor or administrator, or the Participant’s heirs at law if there is no administration of such Participant’s estate, or otherwise as may be directed by law, or by order or judgment of a court of competent jurisdiction. No Beneficiary designation or change thereto shall be effective until it has been received by the Committee.

10.7	Reservation of Rights.

          Nothing in the Plan shall be construed to (a) give any employee any right to defer compensation other than as expressly authorized and permitted by the Committee; (b) limit in any way the right of the Company to terminate a Participant’s employment with the Company; or (c) be evidence of any agreement or understanding, expressed or implied, that the Company will employ a Participant at any particular rate of remuneration.

10.8	Amendment or Termination.

          The Committee may, at any time, terminate or amend the Plan; provided, however, that any such termination or amendment shall not affect the rights of Participants or beneficiaries of Participants to payments of amounts standing to the credit of Participants in the bookkeeping accounts, which have been established in accordance with Section 7.1 and in existence at the time of such amendment or termination. In the event of termination of the Plan, the Committee, in its absolute discretion, may establish classes of Participants and/or Beneficiaries and apply different payment rules to such classes.

10.9	Withholding and Reporting.

          The Company shall have the right to deduct or withhold from any and all deferrals and from all payments of Deferred Compensation any taxes required by law to be withheld from a Participant or Beneficiary with respect to such payments. Each Participant’s deferrals of Eligible Compensation shall be reported annually on IRS Form W-2 or IRS Form 1099 as may be required by law.

10.10	Change in Employment or Law.

          The Committee may, in its absolute discretion, make appropriate adjustments with respect to the terms of the Plan and its applicability to Participants including termination of individual Deferral Compensation Agreements, or dilution or suspension of any provision of such agreements in the event (a) of a discontinuance by the Company of a Participant’s employment or association with the Company resulting from an event such as the merger, sale or consolidation of the Company; and (b) any of the anticipated benefits of deferral pursuant to the Plan or any provision hereof are altered by reason of any interpretation of or change in law, policy or regulation.

10.11	Number and Gender.

          Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

10.12	Headings.

          The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

10.13	Applicable Law.

          It is intended that the Plan comply with the applicable provisions of the American Jobs Creation Act of 2004 and Section 409A.

          The Plan shall be construed in accordance with and governed by the laws of the State of Colorado to the extent not superseded by federal law.